EXHIBIT 32.1
Certification
Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, the undersigned officer of Spectrum Pharmaceuticals, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2010	/s/ RAJESH C. SHROTRIYA
Rajesh C. Shrotriya
Chairman, Chief Executive Officer and President

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated it by reference.